Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH “[***].”

Statement of Work #1
Effective as of October 1, 2013 (“SOW Effective Date”)

This Statement of Work #1 (“SOW”) dated October 1, 2013 (the “SOW Effective Date”) between Support.com, Inc. (“Vendor”) and Comcast Cable Communications Management, LLC and any of its operating subsidiaries and affiliates which receive services from Vendor (“Comcast”) incorporates and is governed by the terms and conditions contained in the Master Services Agreement Call Handling Services effective as of October 1, 2013 (the “Agreement”), by and between Comcast and Vendor.  In the event of any conflict between the terms and conditions of this SOW and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall govern.  Any capitalized term used herein but not defined shall be as defined in the Agreement.

1.0              SERVICES

1.1            Scope of Services.  Vendor shall provide inbound customer service support in English and Spanish (Bilingual) as set forth below to Comcast’s prospective and actual customers (the “Services”) utilizing Vendor’s customer service representatives (“CSRs”, each a “CSR”), including:

  a.            Support.  Basic troubleshooting and resolution of service related problems for Comcast residential customers for high speed Internet repair (“HSI Repair”) and Wireless Gateway technical support (“Wireless Gateway Support”), each as outlined in Exhibit C.  Vendor shall use Vendor’s own proprietary tools and any proprietary tools provided by Comcast for troubleshooting and issue resolution.

  b.            Upsell.  Selling, to the extent commercially reasonable, additional Comcast products and services (“Upsell”) to Comcast residential customers as part of Vendor interaction with customers during all calls.  Vendor will Upsell only those products Comcast instructs Vendor in writing to Upsell.

  c.            Language Support. Vendor will provide the Services in English and shall maintain the capacity to provide Services to at least [***] of all calls in Spanish.

1.2            Support Personnel. Vendor shall provide all customer service support personnel necessary to perform the Services required by this SOW in accordance with call volume forecasts provided by Comcast as described in Section 6 of this SOW (the “Forecasts”).

1.3.            Escalations.Vendor, when providing the Services, shall use the escalation procedures provided as part of on-line job aides or other documentation approved by Comcast in writing. Upon written notice from Comcast, Vendor shall promptly update on-line job aides or other documentation provided to Vendor’s CSRs with any modifications to the escalation procedures. Vendor shall ensure that its CSRs are informed of such modifications and receive training on the modifications, if necessary.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

2.0          DESIGNATED FACILITIES

2.1.            Locations.

Work from Home Agents:
The parties agree that Vendors CSRs shall be home-based employees.  Vendor shall ensure that it and its personnel perform the Services and other work for Comcast exclusively in the United States and/or Canada, unless otherwise stated in an amendment to this SOW, specific to each applicable non-US location. Notwithstanding the foregoing, Vendor may provide development related work on Vendor’s platform, Vendor’s software, back-office related work and Vendor’s Network Operations Centre (but not other Services or work paid for by Comcast) performed by employees and subcontractors in India.

3.0             TERM AND TERMINATION

3.1             Term.  This SOW shall commence on the SOW Effective Date and shall continue until December 31, 2014 (“Initial Term”).  This SOW shall automatically renew for additional one (1) year periods starting at the end of the then-current term, unless written notification of cancellation is provided by either party to the other party no less than sixty (60) days prior to the termination of the then current term (each a “Renewal Term;” collectively with the Initial Term, the “Term”).

3.2             Termination for Convenience. Notwithstanding anything in the Agreement to the contrary, Comcast shall have the right to terminate this SOW at any time and for any reason, effective upon ninety (90) days prior written notice to Vendor.

4.0         TRANSITION RESOURCES

Vendor shall provide the following resources to Comcast to support the launch of the Services or the launch of a modification to the Services.

Phase 1 (Pre-Production)
•	Provide one experienced CSR recruiting resource for at least two weeks to support recruiting efforts by Vendor.
•	Provide one experienced trainer to help certify the trainer(s) for the Comcast Services.
•	Provide two (2) subject matter experts, on a supervisory level to support the first two weeks of nesting of new CSRs.

            Phase 2 (1st two weeks of production)
•	Provide two (2) subject matter experts on a supervisory level to support the first two (2) weeks of Services in production mode.
•	Ensure that a manager is available prior to the end of the second week of production to evaluate the Services and make adjustments as agreed to between Comcast and Vendor.

5.0              TRAINING

5.1            Overview.

Vendor shall ensure that each person performing the Services has the necessary training to successfully perform their role in either HSI Repair Services or Wireless Gateway Support Services. Because of the inherent differences between the two Services programs, training is specific to each Service offering. Comcast shall have the option to attend and monitor any Vendor training sessions.  Regardless of Program, all agents will be required to meet or exceed [***] on the Training certification test(s) administered by Vendor’s training department. Ongoing training includes a variety of refresher sessions as directed by Comcast.  Refresher session(s) will be determined based on the business needs of Comcast and from feedback received from Vendor’s Operations, Quality and Training teams.

COMCAST AND SUPPORT.COM CONFIDENTIAL

  a.            HSI Repair Services.

 1.            Initial New Hire Training. Vendor will provide training using Comcast approved curriculum to every CSR, as well as any other personnel assigned to provide the Services (the “Training Program”) in a virtual or classroom (as applicable) environment. In all aspects of training, Vendor shall conform its Training Program to the curriculum and content as set forth in Comcast’s Cable Country Curriculum which will be provided to Vendor.  Comcast will provide the training documentation that covers all aspects relating to the “call types” for which Vendor will be taking calls.  Vendor shall incorporate modifications to the Training Program as required by Comcast and as otherwise agreed upon by the parties via the Change Management process as described in Section 15 of this SOW.  Vendor may incorporate its proprietary internal learning tools and methods as approved by Comcast including learning simulations and automation technology. Vendor shall utilize Comcast assessment methods and tools and will provide documentation confirming that each person providing the Services has successfully completed the Training Program according to the criteria provided by Comcast. Vendor is expected to maintain pass/fail reporting for each person including action plans for remedial training for those who did not successfully complete the Training Program.  For purposes of clarity, a score below [***].  These action plans will be made available to Comcast upon written request. Comcast will pay the Training Rate (set forth in Section 8.0) for all initial hires and any additional hires necessitated by Comcast requested ramp or increase to the Forecast. Comcast will not pay the Training Rate for any new hires due to attrition. Comcast will not be responsible for the initial Training Program costs of those who are unable to successfully pass the Training Program after remedial training.

 2.            Train the Trainer Training.  Comcast shall provide Comcast-specific job training session (“Train the Trainer”) for Vendor’s training personnel and leadership team.  Vendor’s leadership team shall include: Operations Manager, Quality Analyst, and Development Lead(s) or their equivalents. Such training sessions will be held at a location determined by the Comcast in its sole discretion.  Vendor shall provide subsequent training to its training personnel at Vendor’s sole expense.  Each party shall be responsible for its own travel costs and expenses related to visits to the other party’s sites for training purposes, provided; however, Vendor will only be responsible for the costs and expenses for [***] trips per year to Comcast designated sites related to Train the Trainer, certification of trainers, or training manager meetings.  Costs and expenses for any additional trips required by Comcast will be borne by Comcast.  Comcast is not responsible to pay the Training Rate for Train the Trainer sessions.

 3.            Certification of Trainers.  Comcast reserves the right to create a certification program for personnel assigned as trainers for Comcast’s account which Vendor shall implement.  Once implemented, any trainer not certified as set forth in the certification program must be removed from any activities related to the Training Program until such time that they are certified.  A trainer must meet the following minimum Comcast standards to conduct the Training Program: (i) attend a complete New Hire Training class and participate as a student; (ii) complete Train the Trainer; and (iii) co-facilitate a New Hire Training class for Vendor with an experienced trainer.  Comcast may, in its sole discretion, waive some or all of the requirements noted above.

COMCAST AND SUPPORT.COM CONFIDENTIAL

  b.            Wireless Gateway Support Services.

 1.            Initial New Hire Training.  Vendor will provide training to every CSR as well as any other personnel assigned to provide the Services (the “Training Program”) in a virtual or classroom (as applicable) environment. Vendor will, at its’ own cost and expense create, certify and maintain the training material specifically for Wireless Gateway networking support and will provide such training material  to Comcast for approval (including any modifications thereto) prior to actual use in the Training Program. Vendor shall incorporate modifications to the Training Program as required by Comcast and as otherwise agreed upon by the parties via the Change Management process as described in Section 15 of this SOW.  Vendor may incorporate its proprietary internal learning tools and methods as approved by Comcast including learning simulations and automation technology. Vendor shall utilize Comcast assessment methods and tools and will provide documentation confirming that each person providing the Services has successfully completed the Training Program according to the criteria provided by Comcast. Vendor is expected to maintain pass/fail reporting for each person including action plans for remedial training for those who did not successfully complete the Training Program.  For purposes of clarity, a score below [***]. These action plans will be made available to Comcast upon written request. Comcast will pay the Training Rate (set forth in Section 8.0) for all initial hires and any additional hires necessitated by Comcast requested ramp or increase to the Forecast.  Comcast will not pay the Training Rate for any new hires due to attrition. Comcast will not be responsible for the initial Training Program costs of those who are unable to successfully pass the Training Program after remedial training. Costs and expenses for any additional trips required by Comcast will be borne by Comcast.  Comcast is not responsible to pay the Training Rate for Train the Trainer sessions.

  c.            Length.  The length of the initial Training Programs as set forth below will be determined by the type of Services. The Training Program (including duration) may be modified by Comcast with at least thirty (30) days in advance notice to Vendor.  Vendor shall have the option of adjusting Training Program Hours [***] without notice to Comcast. Training Program Hours will be deemed to be as set forth in the chart below provided the deviation remains no greater than [***]    Should Vendor require an increase or decrease greater than [***] the Training Program Hours set forth below, Vendor shall notify Comcast in writing and request approval of such modification prior to implementing any such change in the training hours.  The Training Program Hours will be adjusted accordingly.

Program	Training Program Hours
Wireless Networking	[***]

  d.            Vendor Onboarding Training.  It is Vendor’s responsibility to train CSRs on Vendor’s processes and procedures prior to beginning the Training Program (“Onboarding”). Time spent in Onboarding shall not be billed to Comcast.

5.2.            Intentionally Omitted.

5.3.            Continuing Education.

Comcast agrees to pay for all preapproved reasonable costs for on-going training and training development for Vendor’s CSRs due to changes to Comcast’s Products or product offerings, policies and procedures (collectively “Continuing Education Training”). Vendor shall provide Comcast an estimate for Continuing Education Training at least thirty (30) days prior to the date Vendor desires to commence such training and receive written approval prior to proceeding with such training.  Comcast shall not be liable for any costs unless Vendor has received such approval.

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5.4.            Remedial Training.

Vendor shall be responsible for costs associated with all remedial training directed toward a specific person(s) to reinforce the Training Program (“Remedial Training”). Vendor is responsible for identifying additional educational needs to support the Services and developing a monthly training plan to address such educational needs for such persons.

5.5            Attrition Training.

Vendor shall be responsible for all costs associated with providing the Training Program to new CSRs or other personnel filling positions due to the reduction or decrease in the total percentage of CSR’s or other personnel providing the Services not due to internal transfers or promotions (“Attrition Training”).

5.6            Training to Floor Transition Process.

If applicable, Vendor will develop and present a documented training to floor transition process for Comcast review and approval prior to the first New Hire Training.  The process will document the length of transition and the number of teaching assistants supporting the trainer during transition. This process should be shared with Comcast at least fourteen (14) days prior to the New Hire Training class start date.

5.7            Up-Training.

Up-Training means the training of CSR(s) on additional services or Upsell opportunities not then being provided by Vendor or in cases where training needs to occur given new regional specific policies or procedures or billers. Vendor may provide Up-Training as requested by Comcast.  In such cases, Comcast will pay for such Up-Training as set for in Section 8 below.  For any request for Vendor to perform Up-Training, Comcast will make such request, including the training requirements, the required duration of such additional training for each affected CSR, the agenda and the expected date of completion of the Up-Training, to Vendor in writing in the 45 Day Forecast (as defined below).  Any other Up-Training in excess of the forecasted training will be handled through the Change Management process set forth in Section 15 of this SOW.

6.0            HOURS AND STAFFING

6.1            Forecasts.  Comcast will prepare forecasts as set forth below.  Productive Hours shall mean the total number of hours spent by Vendor’s personnel assigned to provide the Services in talk time, hold time, available time, and wrap up time.  Unless otherwise agreed to by the parties, each forecast will include the Productive Hours Vendor will be required to deliver, using the historical average handle time (“AHT”) forecast provided by Vendor to Comcast and number of full time equivalent personnel (“FTE”) to fulfill the Productive Hours (the “Forecast”).  The parties shall work together to develop a planning model for staffing FTE inclusive of new hire plans, shrinkage, AHT and other assumptions that support the delivery of Productive Hours (the “Staffing Planner”) within [***] days of the SOW Effective Date. Comcast and Vendor will mutually agree upon and participate in the preparation of other workload volume forecasts, as reasonably required for the successful performance of the Services. All final locked forecasts must be stored in the reporting portal as designated by Comcast.  As part of Services, Vendor will provide an analyst dedicated to Comcast’s account to ensure the timely development of workload volume forecasts within [***] days of the SOW Effective Date.

  a.            [***] Outlook.  Comcast will provide a [***] Forecast on a monthly basis which includes any other information which would be relevant for the Vendor to provide the Services, such as Comcast product changes or recurrent training requirements (the “[***] Outlook”).  Vendor will use the [***] Outlook to plan recruitment, selection and training of Vendor CSR(s).

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  b.            [***] Forecast.   Comcast will provide Vendor with a Forecast no less than [***] days in advance of the first day of the fiscal month to which the Forecast applies (“[***] Forecast”), (e.g., for the month of March, the forecast is due [***]) for planning purposes. If the [***] Forecast reflects an increase or decrease in Productive Hours by [***] or less from the prior [***] Forecast, the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.   If the [***] Forecast reflects an increase or decrease in Productive Hours by more than [***] as compared to the prior [***] Forecast, the Vendor may: (i) accept the revised FTEs as stated in the [***] Forecast at which time the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within [***] days of receipt of the [***] Forecast that it does not accept the revised FTEs and  the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

  c.            [***] Interval Forecast.  Each Friday, Comcast will provide a [***] day Forecast to Vendor with the half-hour intervals for the week (Sunday through Saturday) beginning on the third Sunday after the Forecast is submitted (the “[***] Interval Forecast”). If the [***] Interval Forecast reflects an increase or decrease the Productive Hours in any day by [***] as stated in the locked [***] Forecast for the same date, the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.  If the [***] Interval Forecast reflects an increase or decrease in the Productive Hours in any day by more than [***] as stated in the locked [***] Forecast for the same date, the Vendor may: (i) accept the revised FTEs as stated in the [***] Interval Forecast at which time the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within [***] days of receipt of the [***] Interval Forecast that it does not accept the revised FTEs and the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

  d.            [***] Interval Forecast.   Each Friday, Comcast may provide a rolling [***] day Forecast to Vendor with the [***] intervals for the week (Sunday through Saturday) beginning on the  Sunday following the Friday the Forecast is submitted (the [***] Interval Forecast”). If the [***] Interval Forecast reflects an increase or decrease [***] interval Forecast by [***], and an increase or decrease the Productive Hours in any day by [***] the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.   If the [***] Interval Forecast reflects an increase or decrease of any half hour interval Forecast by more than [***], and an increase or decrease the Productive Hours in any day by more than [***], the Vendor may: (i) accept the revised FTEs as stated in the [***] Forecast at which time the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within one (1) day of receipt of the [***] Forecast that it does not accept the revised FTEs and the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

COMCAST AND SUPPORT.COM CONFIDENTIAL

6.2            Adjustments

  a.            [***] Adjustments.  In any week where performance of the Productive Hours has commenced, Comcast may request Vendor with [***] prior written notice to increase or decrease Productive Hours for any half hour by [***]. Upon receipt of such request, Vendor shall adjust the Productive Hours and FTEs accordingly. If Comcast requests Vendor to increase or decrease Productive Hours for any half hour by more than [***], Vendor shall adjust the Productive Hours and FTEs by [***] and will use commercially reasonable efforts to conform to the requested adjustments that are in excess of [***].

  b.            AHT Adjustments.  Vendor may adjust the AHT information provided to Comcast upon a Forecast becoming locked; provided however, notwithstanding anything in this SOW to the contrary, if Vendor adjusts AHT by more [***] from the AHT used in that locked Forecast, Comcast may adjust other Forecasts dependant on that AHT by the amount necessary to accommodate such AHT adjustment t in addition to any allowed adjustment in such Forecast.

  c.            Staffing Adjustments.

i.             If Comcast requests an increase in Productive Hours by [***] intervals which are in excess of the amount Comcast is permitted to request or are otherwise not mutually agreed to by the parties as set forth herein, Vendor shall use its commercially reasonable efforts to provide the requested Productive Hours (the “Best Efforts Hours”).  In such cases, Vendor may invoice, and Comcast shall pay for, the Best Effort Hours delivered; provided however, the Best Effort Hours shall not exceed the increased Productive Hours requested by interval.

ii.        If actual Productive Hours for an interval exceeds the locked Productive Hours forecasted for that interval by [***], Vendor may bill for the actual Productive Hours for that interval up to a maximum of [***] over the locked Productive Hours forecasted for that interval; provided, however the total Productive Hours billed for that [***] shall not exceed the total locked Productive Hours across all [***] intervals forecasted for that [***].

  d.            Comcast Requested Overtime.  Comcast may request Vendor to provide staffing for overtime Productive Hours which are additional to and not part of Best Efforts Hours (“Overtime”).  All Overtime requests must be made in writing (including email) to Vendor by Comcast’s workforce management team or other designated representative. Vendor shall accept or decline the Overtime request [***] of receipt by Vendor. All Overtime worked by Vendor shall be logged within the approved Comcast work force management system to ensure all Overtime is accurately tracked.  Approved Overtime will be paid to Vendor in accordance with the rate set forth in this SOW. Comcast shall only be responsible to pay Overtime if the Overtime is within the time/day requested by Comcast for the Productive Hours requested. Vendor shall include a copy of the Overtime preapproval with the supplemental information submitted with Vendor’s monthly invoice.

6.3            Other Forecasts.

Comcast and Vendor may mutually agree upon and participate in the preparation of other workload volume Forecasts as reasonably required for the successful performance of the Services. These Forecasts may include, without limitation, yearly, quarterly, monthly, weekly, daily and interval Forecasts. All final locked Forecast(s) must be stored in the reporting portal as designated by Comcast.  As part of the support structure, Vendor will provide an analyst dedicated to Comcast’s account to ensure the timely development of workload volume Forecasts within [***] days of the SOW Effective Date.

COMCAST AND SUPPORT.COM CONFIDENTIAL

6.4            Hours of Operation and Personnel

  a.            Full Time Managers.  To reduce Attrition and to ensure compliance with the Service Level Targets set forth in Exhibit A, all managers assigned for the performance of the Services shall be full-time Vendor employees.

  b.            Analyst.  Vendor shall at all times maintain a dedicated analyst to ensure timely development of workload volume Forecasts.

  c.            Hours of Operations.  Services will be provided to Comcast 24 X 7 Sunday through Saturday) (the “Operations Hours”) as forecasted. Notwithstanding the foregoing, Comcast may revise the hours of operation by providing Vendor with fifteen (15) days prior written notice. Comcast may revise the foregoing hours of operations to required staffing needs during the ramp--up period.

  d.            Key Vendor Personnel.  Key Vendor Personnel means Vendor’s employees in key positions that are deemed by Comcast to be critical to the success of the Services including: [***].  Key Vendor Personnel shall each be assigned to provide the Services during the term of this SOW.  Vendor may replace Key Vendor Personnel without providing Comcast with prior notice provided that the replacement has the same skill sets in all material respects as the Key Vendor Personnel being replaced. Comcast shall have the right to review the resume of such new Key Vendor Personnel.  Comcast will not be charged for any time necessary to train replacement Key Vendor Personnel.

  e.            Staffing and Support Ratios.

Vendor shall maintain the following staffing and support levels during the Term of this SOW unless otherwise notified by Comcast via the Change Management process as defined in Section 15 of this SOW:

•	Vendor ratios for [***] will be maintained [***].
•	Vendor ratios for [***] will be maintained [***]
•	Vendor ratios for [***] personnel shall be maintained [***].

7.0	MEETINGS AND IMPROVEMENTS

7.1            Meetings.  Vendor agrees to participate in daily, weekly and monthly status meetings to review performance metrics, goals, quality, and recommendations to improve business performance.

7.2            Improvements.  To the extent applicable, Vendor shall provide recommended improvements to current business processes and provide documented plans to address these improvements to Comcast.

7.3            Quarterly Business Reviews.  Vendor shall attend Quarterly Business Reviews (“QBR”) at the designated Comcast location or Vendor’s office. Each party is responsible for its own expenses incurred while traveling to and attending the QBRs.

8.0	BASE FEES AND PAYMENT

8.1            Productive Hour Rate.  Comcast shall pay Vendor in arrears each fiscal calendar month (i.e. Oct 22- Nov 21) based on the number of Productive Hours at the rate set forth below per Productive Hour.  As used herein, “Productive Hour(s)” means the total number of hours spent in talk time plus hold time plus available time plus wrap up time, onchat time and outbound time.  Notwithstanding anything to the contrary, wrap up time includes all time when the CSR is working on a customer issue.

COMCAST AND SUPPORT.COM CONFIDENTIAL

8.2            Training Rate.  Comcast shall pay Vendor in arrears each fiscal calendar month the CSR Training Rate as set forth below for CSRs engaged in initial New Hire Training.

8.3            Overtime Rate.  Comcast shall pay Vendor in arrears each fiscal calendar month the CSR Overtime Rate of as set forth below per Productive Hour worked per CSR that meets the criteria set forth in Section 6.2 (d).

Designated Facility	Productive Hourly Rate	Overtime Rate	Training Rate
[***]	[***]	[***]	[***]

Spanish speaking agents will be paid at a Productive Hourly Rate of [***], an Overtime Rate of [***], and a Training Rate of [***].  Comcast will pay only for Spanish speaking agents in accordance with its Forecast, subject to Section 1.1(c) above.

8.4            Up-Training / Continuing Education.  Comcast will pay Vendor for Up-Training / Continuing Education at the Productive Hourly Rate.

8.5            Outages.    Comcast will pay Vendor at the Productive Hour Rate for any lost Productive Hours as a result of any downtime caused by a Comcast network outage that renders Vendor unable to provide the Services, provided that such lost Productive Hours when combined with the Productive Hours in which the Services were performed shall not exceed the total Production Hours set forth in the applicable forecast, as adjusted pursuant to Section 6.  Comcast will not pay for any lost Productive Hours as a result of Vendor network, facility or telecommunications outage/downtime.

9.0              SERVICE LEVELS

Comcast will pay Vendor the hourly Productive Hour Rate as set forth above plus pay a pay for performance component (“Bonus Rate”) which will be added to the Productive Hourly Rate upon Vendor’s meeting or exceeding the Service Level Targets as more fully described herein in Exhibit A.  The metrics set forth herein will be used by Comcast to measure Vendor’s performance related to the Service Level Targets for each fiscal calendar month. Comcast will provide Vendor with quarterly targets.  Comcast may adjust Service Level Targets other than Line Adherence by providing Vendor with sixty (60) days advance written notice of such modification to the Service Level Targets.

10.0	OPERATIONAL INFRASTRUCTURE

10.1         Incident Management.

  a.            In the event that Vendor experiences a complete service interruption or any interruption of Comcast tools or telephony, Vendor must notify Comcast’s National ROC at 877-544-6762, within 15 minutes of incident detection.

  b.            Vendor shall have key technical resources readily available to join Comcast’s conference bridge when there is any type of service disruption.

COMCAST AND SUPPORT.COM CONFIDENTIAL

  c.            Vendor shall participate in all calls or meetings and to document the resolution of any service disruption via a post mortem root cause analysis report which shall be provided to Comcast within three (3) days of issue resolution.

10.2         Maintenance Notification.

  a.            Vendor shall provide Comcast with no less than two (2) weeks advance written notice regarding any regularly scheduled remedial and or preventive maintenance.

  b.            Vendor shall provide Comcast with written notice as to any requirement for emergency maintenance no less than twenty-four (24) hours after such determination has been made.

11.0	REPORTING

11.1         Requirements.

Vendor will provide, at no additional cost to Comcast,  call center metric reports electronically on a daily, weekly, monthly, quarterly and annual basis (as required) in a format easily imported into Excel spreadsheets in accordance with Comcast’s requirements. These reports will provide, but shall not be limited to, the following information:

•	New hire attrition report – agent tenure, agent hire date/term date.
•	HR report for attrition; monthly.
•	Month over month FTE Report – Actual vs. forecasted
•	Pay for Performance reports as required
•	Agent hierarchy File for quality programs
•	Old/new PFP reconciliation
•	Timeliness and integrity of reports and ID Management
•	Maintain a POC list for all major functions – include an off hours contact: leadership, operational, reporting, technology
•	Attend regularly scheduled performance reporting meetings
•	Vendor to provide call disposition data and analysis on weekly / monthly basis in mutually agreed format

12.0	ACCESS TO VENDOR SYSTEMS

Vendor shall provide Comcast with unimpeded password protected remote access to Vendor’s monitoring tools (e.g., tools used to monitor to Vendor’s personnel performing the Services on a random basis and/or to review electronic responses on a random basis, including, but, not limited to, remote monitoring of all live calls to all toll free numbers Comcast sends to Vendor) prior to Vendor commencing to provide the Services. Vendor shall ensure that the remote monitoring capability provided to Comcast complies with applicable State and Federal laws. Comcast reserves the right to audit Vendor’s performance of this Agreement and the Services by whatever means Comcast deems appropriate with or without notice to Vendor, including, but not limited to, customer surveys, monitoring calls and/or other work related activities (either onsite or remotely) provided as a part of the Services to the extent permitted under applicable law and, in the case of financial audits, on 30 days written notice. Comcast may utilize Comcast personnel or third parties to conduct such audits. If requested by Comcast, Vendor will provide Comcast with copies of all records of Vendor’s performance of the Services, including, but not limited to, phone records, reports and such other information and records in the format requested by Comcast. The results of any audits conducted by Comcast (or its designated third parties) shall be conclusive in determining Vendor’s attainment of each of the Service Level Guarantee subject to Vendor’s agreement to contest such results in the manner permitted under the Agreement

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Comcast will timely provide such data from Comcast systems as may be necessary for Vendor to fulfill its obligations hereunder as well as data required for invoicing purposes Comcast will provide Vendor with work force management and real time data necessary for line adherence and scheduling.

13.0	INSURANCE

In addition the insurance requirements outlined in Agreement, Vendor agrees to secure and maintain, at its sole cost and expense: Cyber-Liability, e-commerce liability or media professional liability insurance with limits of no less than one million dollars ($1,000,000.00) per occurrence and three million dollars ($3,000,000.00) annual aggregate.

14.0	EEO REQUIREMENTS

The parties agree to comply with the EEO provisions of the 1984 Cable Act and the Comcast EEO policy, which requires employers to seek the broadest recruitment base in order that a representative cross-section of applicants might be obtained.  It is Comcast’s policy to afford equal employment opportunity to qualified individuals regardless of their race, color, religion, sex, national origin, age, non-qualifying physical or mental handicap, and to disabled veterans, and to conform to laws and regulations applicable thereto.

15.0	CHANGE MANAGEMENT

Comcast may at any time during the delivery of the Services request additions, deletions or alterations (a “Change”) to the Program in writing or by using a Change Management Form (attached hereto as Exhibit B). Within ten (10) business days after receipt of a request for change or a Change Management Form, Vendor will submit a proposal to the other party which shall include any changes in pricing or in the delivery of the Services necessitated by the change.  Comcast shall, within ten (10) business days of receipt of the proposal either (i) accept the proposal or Change; (ii) meet with the other party to discuss the proposal or Change to determine if the proposal or the perform the Change in which event the parties shall continue to perform the Services in accordance with this SOW or as previously amended.  No such Change shall be considered nor shall Vendor be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless such Change is authorized through either written amendment of this Statement or a Change Management Form executed by both parties.

Each party represents to the other that the person signing on its behalf has the legal right and authority to enter into the commitments and obligations set forth herein.

IN WITNESS WHEREOF, the parties have executed this SOW as of the date first above written.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	SUPPORT.COM, INC

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

COMCAST AND SUPPORT.COM CONFIDENTIAL

EXHIBIT A

Service Level Targets for Enterprise Programs

For all Enterprise Programs (i.e., Residential High Speed Internet, Comcast Enterprise Billing and Video Repair, and Comcast Digital Voice Programs).  The Bonus and Penalty Rate percentages below denote percentages of Productive Hours in the applicable fiscal month.

a.               VOC: Vendor shall meet the Service Level Target for Voice of Customer (“VOC”).  VOC is measured by the Comcast customer’s scoring related to their satisfaction with the last CSR that the customer interacted with on the phone.  A third party survey agent conducts the automated survey after the last interaction and the customer’s rating of satisfaction with that CSR is scored and reported out to Vendor and CSR.  The Bonus & Penalty for achievement or failing to achieve   the Service Level Target is:

Service Level Target	Rate
[***]	[***]
[***]	[***]

b.               Line Adherence:  Vendor is required to meet a staffing target that is equal to a minimum of ninety-two percent (92%) of the interval requirements for all intervals with more than 25 FTE staffed.  The fiscal month will be considered met if Vendor meets a minimum of eight-five percent (85%) of the thirty (30)-minute intervals at the ninety-two percent (92%) interval requirement.  The intervals start on each hour and at the half of each hour adjusted for Comcast requested training (additional training).  The below Bonus applies on a fiscal calendar month, which is measured by total non-missed intervals divided by the total number of operational intervals in a fiscal month:

Actual Line Adherence	Rate
[***]	[***]
[***]	[***]

c.               TSR: Transactional Sales Rates (“TSR”) measures the effectiveness of non-sales agents in selling additional revenue generation units (“RGU”) to existing customers during non-sales calls.   An RGU is defined as a new line of business (new service) added to the customer’s account which remains on the customer’s account for at least thirty (30) days. The addition of components of a Comcast service which the customer already subscribes to is not considered an RGU upgrade. For example, adding HBO to a video service customer is not an RGU upgrade. TSR is measured by the percentage of the total calls where an RGU is added. Bonuses and penalties for TSR shall apply only after vendor has received training on relevant RGUs and Comcast and Vendor has established procedures for Transactional Sales in connection with the HIS Repair and Wireless Gateway Support Services provided hereunder.

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COMCAST AND SUPPORT.COM CONFIDENTIAL

Attainment Range of	TSR Bonus/Penalty
TSR Service Level Target
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

d.               Adjusted Bonus Percentages: In the event that Comcast elects to waive Service Level Target for any fiscal calendar month, Comcast shall notify Vendor of such decision as soon as reasonably practical.  Such notice shall include the adjusted Bonus payout percentages for the remaining metric(s) based on an equal distribution of the Bonus that corresponded to the waived Service Level Target to the remaining Service Level Targets.

e.               AHT Target Credit

Starting AHT =[***].
In the event that type of calls handled or if the Services contracted for from Vendor materially change and if such change is expected to continue for more than [***], Comcast and Vendor shall equitably adjust the AHT based on the mutual agreement of the parties. New hire CSRs AHT will be excluded from the AHT calculation for the period of time between the Effective Date of this SOW and January 1, 2014, and thereafter for the first ninety (90) days of employment, except for CSRs hired as attrition replacements. If Vendor’s actual AHT for a fiscal month does not exceed the AHT Target by more than [***], then no credit shall be due to Comcast.   If Vendor’s actual AHT for a fiscal [***] exceeds the AHT Target by more than [***], then a credit shall be issued to Comcast. The calculation of the credit shall be as set forth below:

[***]

f.            Commencement of Service Level Bonuses and Penalties:  The foregoing service level bonuses and penalties shall become effective [***].

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COMCAST AND SUPPORT.COM CONFIDENTIAL

EXHIBIT B

CHANGE MANAGEMENT FORM

Program:	PCR No.:
Originator:	Date:
Department:	Phone #:	Title:
Locations Impacted:
Requested Implementation Date:
Estimated Hours: (LOE)	☐Billable ☐Non-Billable	Billing Rate/Hour:
Fixed Fee Cost (if applicable)
Type of Change:
Scope of Change:	☐Minor (Anything within current contract)	☐Major (may require contract amendment) MUST BE REVIEWED BY Business and/or P&L Owner
Reason for Change: (give brief overview of the reason for the change i.e. due to additional business, project enhancements or resulting from a corrective action), and identify whether change is permanent or temporary

Area(s) of Change
☐ Accounting/Payroll	☐ Network
☐ Data Processing	☐ Resource Planning
☐ General Facilities	☐ Quality Assurance
☐ Human Resources	☐ Telecom
☐ IT/BI	☐ Training
☐ Operations	☐ Recruiting
☐ Miscellaneous (Please describe below)
☐ Other:

Description of Change(s) Requested: (describe the changes and how they affect each area or department, including key dates, requirements and billing information)

Comcast Authorization (SRT Comcast/LOB POC)
Comcast Representative’s Signature
Print Name	Date

COMCAST AND SUPPORT.COM CONFIDENTIAL

Exhibit C

Scope of Support

HSI Repair. To be provided only after HSI Repair Uptraining set forth in Section 5.1 (a) has been completed.  Prior to such time Tier 1 calls will be transferred back to Tier.

Help users with issues relating to XFINITY Internet service including:

[***]

Wireless Gateway Support – Set up, configure and manage a secured home network and support any home network issues customers may encounter.  Available for both Comcast-leased devices.

[***]

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COMCAST AND SUPPORT.COM CONFIDENTIAL